Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Global Blood Therapeutics, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-206329, 333-210475, 333-215732, 333-222803, 333-226051, 333-229392, 333-232427, 333-236042, 333-242336, 333-252557, 333-262432) on Form S-8, and the registration statement (No. 333-241036) on Form S-3ASR of our report dated February 23, 2022, with respect to the consolidated financial statements of Global Blood Therapeutics, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Francisco, California

February 23, 2022